UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 5, 2025

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Vaxart, Inc., a Delaware corporation. The meeting will be held in a virtual-only format via live webcast on September 5, 2025, at 8:30 a.m. Pacific Time through live webcast of the meeting, which you can access by visiting http:// www.virtualshareholdermeeting.com/VXRT2025SM and entering the 16‐digit control number included in your proxy materials, on your proxy card or in the instructions that accompanied your proxy materials for the following purpose:

1.	To adopt and approve (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split.

This item of business is more fully described in the Proxy Statement accompanying this notice.

The record date for the Special Meeting is July 29, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Michael J. Finney

Michael J. Finney, Ph.D.

Chair of the Board

South San Francisco, California

August 6, 2025

We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. Our proxy materials for the Special Meeting are being mailed to our stockholders on or about August 8, 2025. The proxy statement and proxy card will also be available to our stockholders at http://www.proxyvote.com on that same date.

Whether or not you expect to attend the meeting electronically, please submit a proxy or voting instructions for your shares promptly using the directions in your proxy materials or on your proxy card, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet at http://www.proxyvote.com, including by scanning the QR code provided in your proxy materials or proxy card with your mobile device, (2) by telephone by calling the toll-free number (800) 690-6903, or (3) by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote if you attend the meeting electronically. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Section	Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	8

PROPOSAL NO. 1 - TO ADOPT AND APPROVE (I) AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ISSUED SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF SHARES BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-20, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD OF DIRECTORS OF THE COMPANY IN ITS SOLE DISCRETION, AND (II) IF AND WHEN THE REVERSE STOCK SPLIT IS EFFECTED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY IN A PROPORTION EQUAL TO THAT OF THE ASSOCIATED REVERSE STOCK SPLIT.	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

HOUSEHOLDING OF PROXY MATERIALS	17

FORM 10-K INFORMATION; OTHER SEC FILINGS	17

OTHER MATTERS	17

ANNEXES:

Annex A: Certificate of Amendment to Restated Certificate of Incorporation	A-1

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 5, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Vaxart?

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including norovirus (a widespread cause of acute gastroenteritis), coronavirus, including SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), and influenza.

We believe our oral tablet vaccine candidates potentially offer important advantages:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as norovirus, COVID-19 and influenza, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by human papillomavirus.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns.

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Unless otherwise indicated, all references to “Vaxart,” “we,” “us,” “our” or the “Company” in this proxy statement mean Vaxart, Inc., the combined company.

Why am I receiving these materials?

The board of directors has made these materials available to you over the internet at http://www.proxyvote.com, and has delivered printed versions of these materials to you by mail, in connection with the board of director’s solicitation of proxies for use at the Special Meeting. The Special Meeting is scheduled to be held on September 5, 2025, at 8:30 a.m. Pacific Time, via live webcast. This solicitation by the board of directors is for proxies for use at the Special Meeting.

How do I attend the Special Meeting?

The meeting will be held in a virtual-only format via live webcast on September 5, 2025, at 8:30 a.m. Pacific Time at http://www.virtualshareholdermeeting.com/VXRT2025SM. Information on how to vote electronically at the Special Meeting is discussed below. You will also be able to listen and participate in the Special Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025SM and entering the 16‐digit control number on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on July 29, 2025, which is the record date of the Special Meeting, will be entitled to vote at the Special Meeting. As of the record date, there were 228,913,668 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically at the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025SM, vote by proxy, or vote in advance of the meeting by visiting http://www.proxyvote.com and entering the 16‐digit control number included on your proxy card. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to vote your shares to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date, your shares were held, not in your name, but rather in an account at a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name” and you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to electronically attend the Special Meeting or vote by visiting http://www.virtualshareholdermeeting.com/VXRT2025SM and entering the 16‐digit control number included on your proxy card. However, since you are not the stockholder of record, you may not vote your shares electronically at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There is one matter scheduled for a vote:

●	Proposal No. 1 - To adopt and approve (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split.

A vote on Proposal No. 1 constitutes a vote on an amendment to effect a reverse stock split of our issued shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio within that range being determined by our board of directors in its sole discretion and to reduce the authorized shares of common stock at each number that is at a ratio proportionate to the ratio that our board of directors selects for the Reverse Stock Split. If adopted and approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the reverse stock split and related combination at any time before September 5, 2026, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-5 and not more than 1-for-20. The stockholders’ approval of Proposal No. 1 constitutes the authorization of a separate amendments to the certificate of incorporation to effect a reverse stock split at each range between 1-for-5 and 1-for-20, with each such amendment providing for a corresponding reduction in our authorized shares of common stock at a rate proportionate to the reverse stock split being effected by such amendment. If the proposal passes at the Special Meeting, then our board of directors will file a certificate of amendment that effects the Reverse Stock Split at the ratio it selects, which amendment will provide for the reduction in the total number of authorized shares of our common stock in a proportion equal to that of the Reverse Stock Split. For example, if a ratio for the Reverse Stock Split of 1-for-5 is effected, then the total number of authorized shares of common stock would be reduced from 350,000,000 shares to 70,000,000 shares. If the proposal passes at the Special Meeting, our board of directors will only file the certificate of amendment that includes the amendment to our Restated Certificate of Incorporation effecting the Reverse Stock Split ratio selected and reducing our authorized shares of common stock to the number proportionate to the ratio of the Reverse Stock Split, and will abandon all other amendments effecting a Reverse Stock Split at other ratios and reducing our authorized shares of common stock to other numbers.

What if another matter is properly brought before the meeting?

Only those matters included in the notice of a special meeting of stockholders may be properly brought before the meeting. Proposal No. 1 is the only matter included in the notice of the Special Meeting. Accordingly, no business other than Proposal No. 1 will be submitted to a vote of stockholders at the Special Meeting.

How do I vote?

You may either vote “For” or “Against” or abstain from voting on the proposal.

The procedures for voting are simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) vote electronically at the Special Meeting, (ii) vote by proxy at the meeting, (iii) submit a proxy to vote your shares in advance of the meeting through the internet by visiting http://www.proxyvote.com and entering the 16‐digit control number included on your proxy card, (iv) submit a proxy over the telephone in advance of the meeting using the toll-free number below, or (v) submit a proxy to vote your shares in advance of the meeting by using the proxy card was provided to you. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to ensure your vote is counted. You may still attend the meeting virtually and vote electronically even if you have already voted by proxy.

●	To vote electronically at the Special Meeting, visit http://www.virtualshareholdermeeting.com/VXRT2025SM and enter the 16‐digit control number included on your proxy card.

●

To submit a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, the proxyholders named therein will vote your shares as you direct.

●

To submit a proxy over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your Notice. Your telephone vote should be received by 11:59 p.m., Eastern Time on September 4, 2025 in order to ensure that it is counted.

●

To submit a proxy through the internet, go to http://www.proxyvote.com to complete an electronic proxy card (or scanning the QR code provided on the Notice or proxy card with your mobile device). You will be asked to provide the company number and control number from your Notice. Your proxy submitted by internet should be received by 11:59 p.m., Eastern Time on September 4, 2025 in order to ensure that it is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions from that organization rather than from Vaxart. Simply follow the voting instructions in to ensure that your vote is counted. To vote electronically at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. You may also vote during the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2025SM and entering the 16‐digit control number included with your proxy materials.

The ability to submit a proxy via the internet may be provided to allow you to submit a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you hold as of the close of business on July 29, 2025, which is the record date for the Special Meeting.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Special Meeting, your shares will not count for purposes of establishing a quorum at the Special Meeting and will not be voted on Proposal No. 1 at the Special Meeting. Assuming a quorum is present, because the approval of Proposal No. 1 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, your failure to vote your shares at the Special Meeting will have no effect on the outcome of Proposal No. 1.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your bank, broker, or other nominee how to vote your shares, the question of whether your bank, broker, or other nominee will nevertheless be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Banks, brokers, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, which apply regardless of whether an issuer is listed on the NYSE or The Nasdaq Stock Market (“Nasdaq”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, because Proposal No. 1 is “routine,” your bank, broker, or other nominee may vote your shares on Proposal No. 1 even in the absence of your instruction. Thus, we do not expect any “broker non-votes” to occur at the Special Meeting. Because the approval of Proposal No. 1 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, broker non-votes, if any, will have no effect on the outcome of Proposal No. 1.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” Proposal No. 1.

Who is paying for this proxy solicitation?

The solicitation is being made by the Company, and the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Campaign Management, LLC, a proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support for a fee of $11,500 plus out-of-pocket expenses and customary disbursements.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-855-264-1527

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.

●

You may attend the Special Meeting virtually and vote electronically by visiting http://www.virtualshareholdermeeting.com/VXRT2025SM and entering the 16‐digit control number included in your proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials. Simply attending or participating in the Special Meeting will not, by itself, revoke your proxy.

Your latest proxy card or other proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your bank, broker, or other nominee, you should follow the instructions provided by your bank, broker, or other nominee.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will not be counted as votes “For” or “Against” Proposal No. 1. Brokers will have discretionary authority to vote on Proposal No. 1 and, therefore, we do not expect there to be any broker non-votes resulting from the vote on Proposal No. 1. However, in the event of any broker non-votes in connection with Proposal No. 1, such broker non-votes will not be counted as votes cast “For” or “Against” the proposals. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on either proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the bank, broker, or other nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the bank, broker, or other nominee does not have discretionary authority to vote the shares. When there is at least one “routine” matter to be considered at a meeting, and a bank, broker, or other nominee exercises its discretionary authority on any such “routine” matter with respect to any uninstructed shares, “broker non-votes” occur with respect to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

How many votes are needed to approve each proposal?

For Proposal No. 1 (to adopt and approve (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split), the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Because this proposal is “routine,” we do not expect that any broker non-votes will occur with respect to this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is generally required to hold a valid meeting of stockholders. A quorum is present if stockholders holding at least one-third in voting power of the outstanding shares entitled to vote at a meeting are present at the meeting in person or represented by proxy.

Any shares that you hold of record will be counted towards the establishment of a quorum only if you submit a valid proxy or if you or your proxy attend the meeting virtually. If you are a beneficial holder of shares held through a bank, broker, or other nominee, your shares will be counted towards the establishment of a quorum if you provide voting instructions with respect to such shares, if you obtain a proxy to vote such shares and attend the meeting virtually or if you fail to provide voting instructions with respect to such shares and your bank, broker, or other nominee exercises its discretionary authority and votes your shares on Proposal No. 1 at the meeting.

Shares for which abstentions or broker non-votes (if any) occur on any proposal will be counted towards the establishment of a quorum, but will have no effect on the outcome of Proposal No. 1.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What can I do if I need technical assistance accessing or participating in the meeting?

If you encounter any technical difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the live webcast log-in page.

If I can’t attend the meeting, how do I vote or listen to it later?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available on http://www.vaxart.com for one year following the meeting date.

What happens if a change to the Special Meeting is necessary due to exigent circumstances?

We intend to hold the Special Meeting in a virtual-format only via live webcast. Please monitor the Investor Relations section of our website at http://www.vaxart.com for updated information. If you are planning to attend our Special Meeting virtually, please check the website one week prior to the Special Meeting date. As always, we encourage you to vote your shares prior to the Special Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this proxy statement may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and any risk factors disclosed in any subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this proxy statement. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

This proxy statement also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm our business, results of operations, financial condition, and the market price of our common stock.

PROPOSAL NO. 1

ADOPTION AND APPROVAL OF (I) AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ISSUED SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF SHARES BY A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-20, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD OF DIRECTORS OF THE COMPANY IN ITS SOLE DISCRETION, AND (II) IF AND WHEN THE REVERSE STOCK SPLIT IS EFFECTED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY IN A PROPORTION EQUAL TO THAT OF THE ASSOCIATED REVERSE STOCK SPLIT

What am I voting on?	To adopt and approve (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion, in the form attached as Annex A to this proxy statement, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split.
Vote recommendation:	“FOR” the adoption of the amendment to our Restated Certificate of Incorporation.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	Because this is a routine proposal, we do not expect that there will be any broker non-votes. Broker non-votes, if any, will have no effect on the outcome of this proposal.

General

The board of directors has approved the form of an amendment to our Restated Certificate of Incorporation (the “Charter Amendment”) to combine the outstanding shares of our common stock, into a lesser number of outstanding shares (a “Reverse Stock Split”) and decrease the number of authorized shares in a proportion equal to that of the associated reverse stock split (“Reduction in Authorized Shares”). As of the record date, there were 228,913,668 shares of our common stock outstanding. If adopted and approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Charter Amendment and related combination at any time before September 5, 2026, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-5 and not more than 1-for-20 (the “Split Range”). The stockholders’ approval of Proposal No. 1 constitutes the authorization of a separate amendments to the certificate of incorporation to effect a reverse stock split at each range between 1-for-5 and 1-for-20, with each such amendment providing for a corresponding reduction in our authorized shares of common stock at a rate proportionate to the reverse stock split being effected by such amendment. The board of directors would also have the discretion to abandon the Charter Amendment prior to its effectiveness. If the Board proceeds with the Reverse Stock Split and Reduction in Authorized Shares, it will file the Charter Amendment that effects the Split Range that it selects and the corresponding Reduction in Authorized Shares.  If the board of directors effects the Reverse Stock Split, the Reduction in Authorized Shares at the corresponding ratio will be effected at the same time through the Charter Amendment that the Board files.

Notwithstanding the foregoing, no such amendment or any Reverse Stock Split will occur until the Charter Amendment in the form attached to this proxy statement as Annex A, is filed with the Secretary of State of the State of Delaware and becomes effective. If Proposal No. 1 is adopted and approved and the board of directors decides to proceed with the Reverse Stock Split, the board of directors will determine the exact reverse split ratio within the Split Range, which ratio will be included in a public announcement made prior to the effectiveness of the Charter Amendment, and any amendment to effect the Reverse Stock Split at the other ratios within the Split Range adopted and approved by the board of directors and stockholders will be abandoned. The Company may effect only one Reverse Stock Split in connection with this proposal, which Reverse Stock Split will be accompanied by the corresponding Reduction in Authorized Shares. Upon the effectiveness of the Charter Amendment effecting the Reverse Stock Split (the “Split Effective Time”), the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock within the specified range, such that a holder of common stock of the Company will own one share of our common stock for the specified number of shares of common stock held by that stockholder immediately prior to the Split Effective Time, which number will be determined by the board of directors within the Split Range. Further, based on the Reverse Stock Split ratio, our board of directors will then effect the Reduction in Authorized Shares. For example, if a ratio for the Reverse Stock Split of 1-for-5 is effected, then the total number of authorized shares of common stock would be reduced from 350,000,000 shares to 70,000,000 shares.

The form of the Charter Amendment to effect the Reverse Stock Split and Reduction in Authorized Shares, as more fully described below, will effect the Reverse Stock Split at the Split Range determined by the board of directors and will effect the corresponding Reduction in Authorized Shares.

Purpose

Our board of directors approved the proposal approving the Charter Amendment effecting the Reverse Stock Split and Reduction in Authorized Shares because it believes that:

●

seeking stockholder approval and adoption of the Charter Amendment to effect the reverse stock split at the discretion of the board of directors is advisable and in the best interests of the Company and its stockholders;

●	it aids our ability to uplist the common stock to a national securities exchange;

●

an investment in the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;

●	analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and that most investment funds are reluctant to invest in lower priced stocks;

●	a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees;

●	it maintains approximately the same proportion of the total number of authorized shares of common stock that are not issued or outstanding following the Reverse Stock Split;

●	it satisfies the voting preferences and policies of certain of our stockholders;

●	it conforms to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by us;

●	it ensures that we do not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock; and

●	it may reduce certain costs of the Company.

If the Reverse Stock Split and Reduction in Authorized Shares successfully increases the per share price of our common stock, the board of directors believes this increase may increase trading volume in our common stock and facilitate future financings by the Company.

Nasdaq Suspension

On July 1, 2025, the Company received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Trading in the Company’s common stock was suspended on Nasdaq at the open of trading on July 8, 2025. The Company’s common stock began trading publicly on the OTCQX on July 8, 2025 under the symbol “VXRT”.

We are appealing the decision of the Nasdaq, and our common stock remains listed on Nasdaq while that appeal is pending, even though our shares are trading on the OTCQX.  The Company’s management believes that implementing a Reverse Stock Split may enable the shares of common stock to satisfy the minimum trading price requirement necessary to be listed on Nasdaq. Our board of directors believes that having our shares listed and trading on a national exchange would be beneficial to both the Company and its stockholders.

Potential Increased Investor Interest

On July 23, 2025, the closing price of a share of our common stock on the OTCQX was $0.4180 per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our management believes that most investment funds are reluctant to invest in lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our common stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●

the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●

the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

The market price of our common stock will also be based on performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split and Reduction in Authorized Shares

The Charter Amendment to effect the Reverse Stock Split and Reduction in Authorized Shares is set forth in Annex A to this proxy statement.

The Reverse Stock Split will be effected simultaneously for all issued shares of our common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. The Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

With respect to the Reduction in Authorized Shares, our authorized capital stock currently consists of 350,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. At the effective time of the Reduction in Authorized Shares (the “Reduction Effective Time”), the total number of authorized shares of our common stock will be reduced in a proportion equal to that of the ratio selected by our board of directors for the Reverse Stock Split. The par value per share of our common and preferred stock would remain unchanged at $0.0001 after the Reduction in Authorized Shares. The total number of authorized shares of preferred stock will not be reduced and would remain at 5,000,000 shares.

For example, if a ratio for the Reverse Stock Split of 1-for-5 is chosen, then the total number of authorized shares of common stock will be reduced to 1/5th of the amount currently authorized. The table below sets forth, as of July 29, 2025 and for illustrative purposes only, the effect of potential Reverse Stock Split ratios on the authorized shares of common stock if this Proposal No. 1 is adopted and approved.

Ratio of Reverse Stock Split	Total Number of Authorized Shares of Common Stock After Reduction in Authorized Shares
None	350,000,000 (Current amount authorized)
1-for-5	70,000,000
1-for-10	35,000,000
1-for-15	23,333,333
1-for-20	17,500,000

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Charter Amendment, and if our board of directors still believes that the Reverse Stock Split and Reduction in Authorized Shares is advisable and in the best interests of the Company, we will file the Charter Amendment with the Secretary of State of the State of Delaware at such time as our board of directors determines to be the appropriate Split Effective Time. Our board of directors may delay effecting the Reverse Stock Split without resoliciting stockholder adoption and approval thereof. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Split Effective Time, our stockholders will be notified that the Reverse Stock Split has been effected. We do not have physical certificates for our common stock and, as such, no exchange of such certificates will be necessary.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the common stock on the OTCQX on the last trading day immediately preceding the Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Upon stockholder adoption and approval of Proposal No. 1, if the board of directors elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the 2019 Equity Incentive Plan, the number of shares of the common stock issuable thereunder will be rounded down to the nearest whole share of the common stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”).

By approving the Charter Amendment, stockholders will be approving the combination of a whole number of shares of the Company’s common stock not less than 1-for-5 and not greater than 1-for-20 into one share of the Company’s common stock, with the amendment setting forth the actual ratio to be determined by our board of directors. Furthermore, by adoption and approval of this Proposal No. 1, the stockholders will be deemed to have adopted and approved an amendment to effect the Reverse Stock Split at each of the ratios between and including 1-for-5 and 1-for-20.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board and stockholders. The Company’s Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the common stock, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to such holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the IRC, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the IRC (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: U.S. expatriates and former citizens or long-term residents of the United States; persons that hold shares of common stock in connection with a permanent establishment or fixed base outside the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the common stock under the constructive sale provisions of the IRC; persons who hold or receive the common stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in IRC Section 1471(d)(4)) or certain other non-U.S. entities specified in IRC Section 1472; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

If an entity treated as a partnership for U.S. federal income tax purposes holds the common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common stock that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U. S. persons that have the authority to control all substantial decisions of the trust or (b) that was in existence before August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person for U.S. federal income tax purposes.

The proposed Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the IRC that is treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, except as described below with respect to cash received in lieu of fractional shares (which fractional share is generally treated as received and then exchanged for cash), a U.S. holder of common stock generally should not recognize gain or loss upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the shares of common stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the U.S. holder’s aggregate tax basis in the shares of common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. In addition, a U.S. holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. Holders of shares of the common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Generally, a U.S. holder who receives cash in lieu of a fractional share of the common stock pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis that is allocable to such fractional share of the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. Special rules under Section 302 of the IRC may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the IRC (rather than as a sale or exchange) with respect to certain U.S. holders who own more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend based on their particular circumstances.

Payments of cash made in lieu of a fractional share of the common stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each holder of our shares of the common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

In addition, if such non-U.S. holder were to recognize capital gain or loss attributable to cash received in lieu of a fractional share, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to clause (c) above, if we are a USRPHC, a non-U.S. holder may qualify for an exemption if our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

Notwithstanding the foregoing, gain recognized by a non-U.S. holder attributable to cash received in lieu of a fractional share could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain if such non-U.S. holder owns more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercises more than a minimal degree of voting or other type of control over the affairs of the Company. Non-U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Company holder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular U.S. federal income tax consequences of the Reverse Stock Split to you, including any tax consequences arising under U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Vote Required

The adoption and approval of (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors in its sole discretion, in the form attached as Annex A to this proxy statement, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split, requires the approval by a majority of the votes cast by the holders of shares of common stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal. The adoption and approval of (i) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-20, with the exact ratio to be set within this range by the board of directors in its sole discretion, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split, is a matter considered “routine” under applicable rules. Accordingly, your banker, broker or other nominee may vote your shares on Proposal No. 1 even in the absence of your instruction.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the adoption and approval of (i) an amendment to the Restated Certificate of Incorporation of the Company effecting the Reverse Stock Split of the Company’s common stock at a ratio within the range of not less than 1-for-5 and not greater than 1-for-20 to be determined at the sole discretion of the board of directors, and (ii) if and when the reverse stock split is effected, to decrease the number of authorized shares of common stock of the Company in a proportion equal to that of the associated reverse stock split, without further approval or authorization of stockholders before the filing of the Charter Amendment.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 29, 2025, by:

●	each nominee for director;
●	each current executive officer
●	all current executive officers and nominees for director as a group; and
●	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 228,913,668 shares outstanding on July 29, 2025, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

Name of Beneficial Owners	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Steven Lo	515,138	(1)	1*
Andrei Floroiu, M.B.A.	3,266,985	(2)	1.4%
James Cummings, M.D.	1,405,595	(3)	1*
Sean Tucker, Ph.D.	1,704,258	(4)	1*
Michael J. Finney, Ph.D.	951,485	(5)	1*
Kevin P. Finney	-	(6)	1*
Elaine J. Heron, Ph.D.	265,924	(7)	1*
W. Mark Watson	306,197	(8)	1*
David Wheadon, M.D.	280,298	(9)	1*
All directors and executive officers as a group (10 individuals)(10)	6,483,373		2.8%

*	Less than 1.0%

(1)

Consists of (i) 40,138 shares of common stock directly held by Mr. Lo, (ii) 100,000 shares held by The Lo Family Trust, and (ii) 375,000 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(2)	Consists of (i) 207,610 shares of common stock held directly by Mr. Floroiu, and (ii) 3,059,375 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(3)	Consists of (i) 257,834 shares of common stock held directly by Dr. Cummings, and (ii) 1,147,761 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(4)

Consists of (i) 211,053 shares held directly by Dr. Tucker, (ii) 51,465 shares held jointly by Frances Chang and Dr. Tucker, (iii) 9,060 shares held by Dr. Tucker’s spouse, and (iv) 1,432,680 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(5)	Consists of (i) 686,840 shares of common stock held directly by Dr. Michael J. Finney, and (ii) 264,645 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(6)	Mr. Kevin P. Finney does not own any common stock of the Company.

(7)

Consists of (i) 35,649 shares of common stock held directly by Dr. Heron, and (ii) 225,358 shares issuable pursuant to stock options exercisable and 4,917 shares issuable pursuant to restricted stock unit vesting  within 60 days of July 29, 2025.

(8)

Consists of (i) 73,208 shares of common stock held directly by Mr. Watson, and (ii) 228,072 shares issuable pursuant to stock options exercisable and 4,917 shares issuable pursuant to restricted stock unit vesting within 60 days of July 29, 2025.

(9)	Consists of (i) 30,750 shares of common stock held directly by Dr. Wheadon, and (ii) 249,548 shares issuable pursuant to stock options exercisable within 60 days of July 29, 2025.

(10)

Does not include Mr. Floroiu, who resigned as President and Chief Executive Officer of the Company and as a member of the board of directors in January 2024, and Mr. Yedid, who resigned as a member of the board of directors in January 2025.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials for the Special Meeting. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

FORM 10-K INFORMATION; OTHER SEC FILINGS

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at http://www.sec.gov or at our website at http://www.vaxart.com. Information contained on or accessible through, including any reports available on, our website or any other website referenced in this proxy statement is not part of this proxy statement. References to websites in this proxy statement are intended to be inactive textual references only.

A copy of Vaxart’s Annual Report on Form 10-K for the year ended December 31, 2024, is available without charge upon written request to: Secretary, Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. As always, we encourage you to vote your shares prior to the Special Meeting.

By Order of the Board of Directors

/s/ Michael J. Finney

Michael J. Finney, Ph.D.

Chair of the Board

August 6, 2025

ANNEX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
VAXART, INC.

Vaxart, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Vaxart, Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Restated Certificate of Incorporation of the Corporation, as amended, as follows:

The first sentence in Article FOURTH shall be deleted and the following paragraphs shall be inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [____]1 shares consisting of

a) 5,000,000 shares of Preferred Stock, par value $0.0001 per share, and

b) [____]2 shares of Common Stock, par value $0.0001 per share.”

“Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by adding the following paragraph at the end of Article Fourth therof:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment, each [     ]3 shares of the common stock par value $0.10 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time shall, automatically without further action on the part of the respective holders thereof, be reclassified as one share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Old Common Stock who otherwise would be entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Old Common Stock as reported on the OTCQX as of the date immediately preceding the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”) shall thereafter be deemed to represent the number of whole shares of Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been reclassified pursuant to the Reverse Stock Split, unless and until the same shall be surrendered to the Corporation for transfer or exchange.”

THIRD: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation entitled to vote thereon for adoption thereby, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

A-1

1 Shall be a number equal to the sum of the authorized number of shares of stock in clauses a) and b).

2 Shall be a number equal to or less than 70,000,000 and equal to or greater than 17,500,000 (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law with each such form of the Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment.

3 Shall be a number equal to or greater than five (5) and equal to or less than twenty (20) (it being understood that any number within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law with each such form of the Certificate of Amendment (other than the Certificate of Amendment, if any, that is filed with the Secretary of State of the State of Delaware) to be abandoned immediately prior to the filing of the Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this       day of                20     .

VAXART, INC.

By:
Name:
Title:

A-2

SCAN TO
VIEW MATERIALS &VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VXRT2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75567-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXART, INC.

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V75568-TBD

Vaxart, Inc.
2025 Special Meeting of Stockholders
September 5, 2025 at 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven Lo and Edward B. Berg (the "Proxies"), each with full power of substitution and power as proxy, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the 2025 Special Meeting of Stockholders of Vaxart, Inc., to be held virtually, via live webcast at www.virtualshareholdermeeting.com/VXRT2025SM, on September 5, 2025, at 8:30 a.m. Pacific Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side